Exhibit 99.1

INSTEEL INDUSTRIES, INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Chief Financial Officer and Treasurer
Insteel Industries, Inc.
336-786-2141, Ext. 3020

INSTEEL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND

MOUNT AIRY, N.C., November 3, 2005 – Insteel Industries, Inc. (Nasdaq: IIIN) today announced that its board of directors declared a quarterly cash dividend of $0.06 per share on the Company’s common stock payable on January 6, 2006 to shareholders of record as of December 22, 2005.

Insteel Industries is one of the nation’s leading manufacturers of wire products. The Company manufactures and markets concrete reinforcing and industrial wire products for a broad range of construction and industrial applications.

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1373 BOGGS DRIVE/MOUNT AIRY, NORTH CAROLINA 27030/336-786-2141/FAX 336-786-2144